EXHIBIT 5.1

                    SHEPPARD, MULLIN, RICHTER & HAMPTON, LLP
                               800 Anacapa Street
                         Santa Barbara, California 93101
                                 (805) 568-1151
                            Facsimile (805) 568-1955


                                February 11, 2002


Deckers Outdoor Corporation
495-A South Fairview Avenue
Goleta, CA 93117

       Re:   Deckers Outdoor Corporation - Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Deckers Outdoor Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of an additional 1,000,000 shares of the Company's common stock, par value [$.01] per share, issued or issuable under the Company's 1993 Employee Stock Incentive Plan and an additional 200,000 shares of common stock, par value $.01 per share, issuable under the Company's 1995 Employee Stock Purchase Plan (collectively, the "Plans"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act. The additional shares of common stock being registered on the Registration Statement are referred to in this opinion as the "Shares."

         In rendering this opinion, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

         Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and when offered, sold and paid for in accordance with the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

         We inform you that Joseph E. Nida, a partner in our firm, is the Secretary of the Company.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

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Deckers Outdoor Corporation
February 11, 2002
Page 2

         This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein only as to the internal (and not the conflict of law) laws of the State of California and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                    Very truly yours,






                                    /S/ SHEPPARD, MULLIN, RICHTER &
                                        HAMPTON, LLP